Exhibit 10.2

AMENDED AND RESTATED

OFFICE FACILITY LEASE

This AMENDED AND RESTATED OFFICE FACILITY LEASE (“Amended and Restated Lease”) effective August 9, 2007 by and between FIRST INDUSTRIAL INVESTMENT, INC. (“Landlord”) and CHD MERIDIAN HEALTHCARE, LLC (“Tenant”).

WHEREAS, Tenant and First Industrial Development Services, Inc., previously executed that Office Facility Lease with an effective date of August 9, 2007 (the “Lease”) for the lease from said First Industrial Development Services, Inc. to Tenant of an office building consisting of approximately 50,000 rentable square feet to be constructed by said First Industrial Development Services, Inc., all pursuant to the terms and conditions set forth therein;

WHEREAS, said First Industrial Development Services, Inc., through inadvertence and mistake was  named in the Lease as the “landlord,” rather than Landlord, the name of said First Industrial Development Services, Inc. having previously been changed to “First Industrial Investment, Inc.” pursuant to Articles of Amendment dated August 22, 2006 filed with the State of Maryland Department of Assessments of Taxation which Articles are attached hereto as Exhibit H; and

WHEREAS, the parties now desire to amend and restate the Lease to properly reflect the name of the Landlord hereunder as First Industrial Investment, Inc., it being agreed and acknowledged between the parties hereto that the Landlord in and under the Lease is First Industrial Investment, Inc., and that the Lease is and shall be amended to reflect First Industrial Investment, Inc. as the Landlord hereunder and restated in its entirety as follows:

OFFICE FACILITY LEASE

(BUILD-TO-SUIT/TRIPLE NET)

           1.           BASIC TERMS.  This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below.  Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

           1.1           Effective Date of Lease:  August 9, 2007

           1.2           Landlord:  First Industrial Investment, Inc.

           1.3           Tenant:  CHD Meridian Healthcare, LLC, a Delaware limited liability company

                               1.4           Premises:  (See Section 2.1)  Approximately 50,000 rentable square feet (as measured by the American  National Standard Method of Measuring Floor Area in Office Buildings, EONS Z65.1-1996, published by the Building Owners and Managers Association International (“BOMA Standards”) included in the Improvements (as defined on Exhibit B attached hereto) to be constructed pursuant to the terms of this Lease on land legally described on Exhibit A attached hereto (the “Land”).

           1.5           Lease Term:  Eleven (11) years (the “Term”), commencing on the Commencement Date (as defined in Exhibit B attached hereto) and ending eleven Lease Years (as hereinafter defined) thereafter unless sooner terminated as provided in this Lease (the “Expiration Date”), or unless extended pursuant to Section 25.18.  The term, “Lease Year,” refers to a period of twelve (12) consecutive calendar months, the first of which twelve (12) month periods is referred to as the “Initial Lease Year;” such Initial Lease Year is the period from the Commencement Date to the last day of the calendar month in which the first annual anniversary of the Commencement Date occurs.

           1.6           Permitted Use:  (See Section 4.1)  Office space, on-site health center and medical care facility, health fitness center, pharmacy and drug distribution center.

           1.7           Tenant’s Guarantor:  I-trax, Inc., a Delaware corporation

1.8           Brokers:  (See Section 24;  if none, so state):  (A) Tenant’s Broker:  Newmark Knight Frank; and (B) Landlord’s Broker:  None

                1.9           Security/Damage Deposit:  The Letter of Credit

1.10           Buyout Allowance:  Subject to Tenant’s prior delivery to Landlord of the Letter of Credit (defined below), $963,796.00 to be paid by Landlord directly to Burton Hills IV Investments, Inc., a Tennessee corporation, for the benefit of Tenant on or before September 1, 2007, to satisfy Tenant’s obligations pursuant to that Amended and Restated Second Amendment to Lease dated August 9, 2007, which is attached hereto as Exhibit E.  Landlord acknowledges that payment of the buyout allowance is a material inducement to Tenant to execute this Lease, and subject to delivery of the Letter of Credit by Tenant to Landlord, Landlord shall indemnify and hold harmless Tenant from any direct Losses (as defined below) from the failure by Landlord to make such payment on or before September 1, 2007.

1.11           Exhibits to Lease:  The following exhibits are attached to and made a part of this Lease:  A (Legal Description of Land), A-1 (Floor Plan of Premises); B (Construction Improvements, inclusive of B-1 (Landlord Improvements), B-2 (Tenant Improvements), B-3 (Acceptance Agreement), B-4 (Allowances/Construction Budget), and B-5 (Construction Schedule)); C (Tenant Operations Inquiry Form); D (Broom Clean Condition and Repair Requirements); E (Amended and Restated Second Amendment to Lease); F (Form of Estoppel Certificate); G (Standby Letter of Credit); and H (Name Change Articles).

2.           LEASE OF PREMISES; RENT.

2.1           Lease of Premises for Term.  Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.  As of the Commencement Date, Tenant shall occupy all 50,000 rentable square feet of the Premises.

2.2           Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Lease Year 1 Months 1-4 Months 5-12	Free Rent $530,000.00	Free Rent $66,250.00
Lease Year 2	$810,900.00	$67,575.00
Lease Year 3	$827,118.00	$68,927.00
Lease Year 4	$843,660.00	$70,305.00
Lease Year 5	$860,554.00	$71,713.00
Lease Year 6	$877,764.00	$73,147.00
Lease Year 7	$895,320.00	$74,610.00
Lease Year 8	$913,224.00	$76,102.00
Lease Year 9	$931,488.00	$77,624.00
Lease Year 10	$950,112.00	$79,176.00
Lease Year 11	$969,120.00	$80,760.00

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”).  In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 business  days of the date when due, a late charge in an amount equal to 1% of the then delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 23.3 below, Base Rent and Additional Rent are collectively be referred to as “Rent”), shall be paid by Tenant to Landlord, First Industrial Investment, Inc., 75 Remittance Drive, Suite 1066, Chicago, IL 60675-1066, or if sent by overnight courier, The Northern Trust Company, 350 North Orleans Street, 8th Floor Receipt and Dispatch, Chicago, IL 60654 Attention: First Industrial Investment, Inc., Suite 1066 (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.3           Covenants Concerning Rental Payments; Initial and Final Rent Payments.  Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff.  No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord.  If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first partial calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date.

2.4           Net Lease.  Tenant shall pay all costs and expenses incurred by Landlord and relating to the ownership and operation of the Premises and the business carried on therein, unless otherwise expressly provided to the contrary in this Lease.  Any amount or obligation relating to the Premises that is not expressly declared (under this Lease) to be that of Landlord shall be deemed to be an obligation of Tenant, to be performed by Tenant, at Tenant’s expense.  It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Base Rent and the Additional Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected in all events, unless the requirement to pay or perform the same shall have been specifically terminated pursuant to an express provision of this Lease.

3.           OPERATING EXPENSES.

3.1           Definitional Terms Relating to Additional Rent.  For purposes of this Section and other relevant provisions of the Lease:

3.1.1           Operating Expenses.  The term “Operating Expenses” shall mean all of the following:  (i) all market-based premiums for commercial property, casualty, general liability, boiler, flood, earthquake, terrorism and all other types of insurance provided by Landlord and relating to the Premises, and all deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease; (ii) management fees to Landlord or Agent in an amount not to exceed 2.5% per annum of all Base Rent due hereunder; (iii) Taxes, as hereinafter defined in Section 3.1.2 (subject, however, to the last sentence of Section 3.1.2); (iv) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (v) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park).

3.1.2           Taxes.  The term “Taxes,” as referred to in Section 3.1.1(iii) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises.  For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term and for any Taxes that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease.  If Landlord so elects, by delivery of written notice to Tenant at any time during the Term, Tenant shall pay the Taxes directly to the taxing authority(ies), rather than to Landlord for payment to the taxing authority(ies), whereupon Tenant shall be required to pay all Taxes prior to the date on which they become delinquent and Tenant shall deliver to Landlord, promptly after Tenant’s payment of same, reasonable evidence of such payments.

3.1.3           Operating Year.  The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

3.2           Payment of Operating Expenses.  Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.3, all of the Operating Expenses, as set forth in Section 3.3.  Additional Rent commences to accrue upon the Commencement Date.  The Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term.  The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3           Payment of Additional Rent.  Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year.  Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of the Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year).  If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord’s written demand therefor.  If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof.  Tenant shall have the right upon thirty (30) days prior notice to audit the books and records of the Landlord with respect to its determination of Additional Rent.

3.4           Management Services.  Landlord shall provide the following management services in consideration of the management fee set forth in Section 3.1.1: (a)  assist Tenant as needed with Tenant’s management and oversight of all common areas within the Building (as defined on Exhibit B), including, elevator shafts, stairways, vertical penetrations, electrical systems, and all other areas and building systems not included within the Premises based on BOMA Standards; (b) administration and management of Tenant’s repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; (c) assist Tenant as needed in connection with Tenant’s administration of its service contracts with respect to (i) janitorial services for the Premises on business days, (ii) maintenance, repair and replacement of the driveways, access roads, parking and sidewalk areas (including snow and ice removal, sweeping and striping), landscaped areas, and lighting, and (iii) trash and rubbish removal; (d) management and administration of payment of annual taxes and assessments assessed by the County, City, and/or other governmental authorities for the land and improvements constituting the Premises; and (e) customary management and administration services with respect to insurance coverage for the Premises.

4.           USE OF PREMISES; SIGNAGE; SECURITY DEPOSIT.

4.1           Use of Premises.  The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.6 above and for no other purpose whatsoever.  Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that would reasonably be expected to (a) violate any Certificate of Occupancy for the Premises; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises (including, but not limited to, the structural elements of the Premises) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Premises, including any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Premises; or (e) impair or tend to impair the character, reputation or appearance of the Premises.  On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit C describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord.  From time to time during the Term (but no more often than once every twelve months unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.  At such time as Tenant seeks any zoning or land use approval required for the Permitted Uses, Landlord shall provide commercially reasonable assistance to obtain such approvals, provided, that, it is reimbursed for all out-of-pocket costs incurred.

4.2           Signage.  Except as set forth in the Preliminary Plans or on the Final Project Plans (including signage on the building), Tenant shall not affix any sign of any size or character to any portion of the Premises, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.  Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and promptly repair any damage to the Premises caused by, or resulting from, such removal.

4.3           Letter of Credit.

4.3.1           Delivery of Letter of Credit.  Concurrently with Tenant’s execution and delivery of this Lease to Landlord, and as an express condition to Landlord’s obligation to pay the Buyout Allowance to Tenant, Tenant shall deliver to Landlord a letter of credit (“Letter of Credit”) in the amount of Seven Hundred Thousand and No/100 Dollars ($700,000.00).  The Letter of Credit shall be held by Landlord as security for the performance by Tenant of all its material obligations under this Lease.  Upon the occurrence of a Default hereunder by Tenant, Landlord may, from time to time, draw on the Letter of Credit and utilize the proceeds, therefor (the “Security Deposit”) to the extent necessary to satisfy any and all amounts due and owing under Section 23 arising out of such Default.  Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at the earlier of within 30 days after (a) the termination or expiration of this Lease and the full and complete satisfaction of Tenant’s obligations hereunder; (b) the day on which the amount of the Letter of Credit that Tenant must maintain is reduced in accordance with Section 4.3.2(b) so long as Tenant delivers to Landlord substitute Letters of Credit in accordance with Section 4.3.2(b); or (c) in the event of a Default which may be cured by the payment of money, upon payment in full of such amount in full satisfaction and discharge of such Default as reasonably required by Landlord if Landlord elects, in its sole and absolute discretion, to accept such payment in cure of such Default, provided that Landlord’s election to accept such payment of money in satisfaction and cure of any Default shall not constitute a waiver by Landlord of any of its rights or remedies under Section 23 of this Lease with respect to any  further or subsequent Default, and provided further, that Landlord shall not be deemed to have accepted any such payment of money in cure of any Default and the payment of money shall not be deemed or constitute a cure of the Default unless and until Landlord has agreed in writing with Tenant that acceptance of such payment constitutes a discharge and cure of such Default.  The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of Default by Tenant.  Tenant shall not be entitled to receive and shall not receive any interest on the Security Deposit, and Landlord may commingle the same with other monies of Landlord.  In the event of a sale or transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the Security Deposit to the purchaser or lessor, as the case may be, and upon any such transfer Landlord shall be relieved of all liability to Tenant for the return of the Security Deposit, and Tenant shall look solely to the new owner or lessor for the return of the Security Deposit.

4.3.2           Letter of Credit Requirements.

a.           The Letter of Credit shall (i) be clean, unconditional, irrevocable, transferable, payable to Landlord on sight at a financial institution located in the Nashville, Tennessee metropolitan area, in partial or full draws; (ii) be substantially in the form attached hereto and incorporated herein as Exhibit G, and otherwise be in form and content acceptable to Landlord; (iii) be issued by a financial institution acceptable to Landlord; and (iv) contain an “evergreen” provision that provides that it is automatically renewed on an annual basis unless the issuer delivers thirty (30) days’ prior written notice of cancellation to Landlord and Tenant.  Any and all fees or costs charged by the issuer in connection with the Letter of Credit shall be paid by Tenant.

b.           Tenant shall maintain the Letter of Credit in full force and effect throughout the entire Term hereof and thirty (30) days after the expiration or earlier termination hereof, and shall cause the Letter of Credit to be renewed or replaced not less than thirty (30) days prior to its expiry date.  Landlord shall return the Letter of Credit to Tenant within thirty (30) days after the expiration of the Term or upon an earlier termination of this Lease, provided Tenant shall have made all payments and performed all covenants and agreements required under this Lease.  The foregoing notwithstanding, if Tenant is not in Default under this Lease, Tenant may reduce the face amount of the Letter of Credit to $466,667 after the sixteenth month of the Term.  Thereafter, so long as Tenant shall not be in Default under this Lease, the face amount of the Letter of Credit may be further reduced to $233,333 after the fortieth month of the Term.  From and after such second reduction, there shall be no further reductions in the face amount of the Letter of Credit.

c.             Landlord shall have the right to present the Letter of Credit for payment and draw thereon in whole or in part following a Default and may apply the proceeds thereof in satisfaction of Tenant’s obligations following a Default under Section 23 of this Lease, but not further or otherwise.  Any portion of the Security Deposit remaining following Landlord’s acceptance in writing of a payment of money in cure of a Default shall be returned to Tenant promptly following any necessary restoration of the face amount of the Letter of Credit to the amount of the Letter of Credit prior to Landlord’s draw(s), it being understood that Tenant upon written demand shall forthwith restore the Letter of Credit to the amount of the Letter of Credit prior to Landlord’s draw(s).  In the event of a monetary Default which may be paid and satisfied by payment of a fixed sum, without regard of whether Landlord elects to accept such payment in cure of such Default, Landlord agrees to initially only draw such amount(s) as may be initially required to recoup payment of the sum in question, provided  that such partial draw shall not constitute a waiver or be in limitation of Landlord’s ongoing rights to thereafter continue to draw on the Letter of Credit in the enforcement of its rights and remedies under Section 23 below at such times and in such amounts as Landlord determines to be necessary for so long as such Default remains uncured, it being agreed that any election of Landlord to accept payment in cure of a Default shall at all times be in Landlords sole and absolute discretion.  Neither any drawing under the Letter of Credit nor any installment of rent prepaid by Tenant shall be deemed liquidated damages in the event of a default by Tenant under this Lease.  Landlord shall also have the right to draw upon the Letter of Credit in any of the following circumstances: (i) if the credit rating of the issuer of the Letter of Credit is downgraded from the credit rating of such issuer at the time of the issuance of the Letter of Credit, the issuer of the Letter of Credit enters into any supervisory agreement with any governmental authority, or the issuer of the Letter of Credit fails to meet any capital requirements imposed by applicable law and Landlord reasonably determines that such event materially compromises the issuer’s ability to stand behind its obligations under the Letter of Credit, and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, and (ii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least thirty (30) days prior to expiration of the then-current Letter of Credit, where the issuer of such Letter of Credit has advised Landlord of its intention not to renew the Letter of Credit.  In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses (i) or (ii), the amount drawn shall be held by Landlord without interest as a Security Deposit to be otherwise retained, expended or disbursed by Landlord in accordance with the terms of this Lease.

d.           Upon notice to Tenant, Landlord shall have the right to pledge or assign its interest in the Letter of Credit and proceeds thereof to any lender holding a security interest in the Premises.  In the event of a sale or transfer of Landlord’s interest in the Premises, upon notice to Tenant, Landlord shall have the right to transfer the Letter of Credit, or the proceeds thereof, to the extent not applied as set forth above, to transferee as the new landlord under this Lease.  To the extent the Letter of Credit, or proceeds thereof, are so transferred, Landlord shall be considered released by Tenant from all liability for the return of the Letter of Credit, or proceeds thereof.  No mortgagee or purchaser of any or all of the Premises at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Letter of Credit (or any other or additional security deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Letter of Credit, or proceeds thereof, to such mortgagee or purchaser.  If requested by any such mortgagee or purchaser, Tenant shall obtain an amendment to the Letter of Credit that names such mortgagee or purchaser as the beneficiary thereof in lieu of Landlord.

e.           No right or remedy available to Landlord as provided in this Section 4.3 shall preclude or extinguish any other right to which Landlord may be entitled.  In furtherance of the foregoing, it is understood that in the event Tenant fails to perform its obligations and to take possession of the Premises on the Commencement Date, any amounts recovered from the Letter of Credit shall not be deemed liquidated damages.  Landlord may apply such sums to reduce Landlord’s damages and such application of funds shall not in any way limit or impair Landlord’s right to seek or enforce any and all other remedies available to Landlord to the extent allowed hereunder, at law or in equity.

5.           CONDITION AND DELIVERY OF PREMISES.

5.1           Condition of Premises.  Landlord shall deliver the Premises in accordance with the requirements in Exhibit B hereto.  Except as otherwise expressly provided in Exhibit B, Landlord shall not be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Lease.

5.2           Commencement Date.  The Commencement Date shall be determined pursuant to Exhibit B.

6.           SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1           Subordination and Attornment.  This Lease is and shall be subject and subordinate at all times to: (a) all ground leases or underlying leases that may now exist affecting the Premises; (b) any mortgage or deed of trust that may now exist, and encumber, any or all of the Premises; and (c) all or any portion of Landlord’s interest or estate in any of said items.  Tenant shall execute and deliver, within ten (10) days of Landlord’s request, and in the form reasonably requested by Landlord (or its lender), any documents evidencing the subordination of this Lease to any existing or future mortgage, deed of trust or ground lease, provided, that, such documents include a nondisturbance agreement from the holder of such mortgage, deed of trust or other documents in a form reasonably acceptable to Tenant.  Tenant hereby covenants and agrees that Tenant shall attorn to any successor to Landlord.

6.2           Estoppel Certificate.  Tenant agrees, from time to time and within 10 days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate in the form of Exhibit F.  Failure by Tenant to timely execute and deliver such certificate shall constitute a Default, as defined below (without any obligation to provide any notice thereof or any opportunity to cure such failure to timely perform).

6.3           Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, if the Successor Landlord fully assumes the Landlord’s obligations herein, the same shall operate to release Landlord from any liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and first arising or accruing after the effective date of Landlord’s transfer of its interest in the Premises, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor; provided however that it shall be a condition to Landlord’s release of its obligations under Exhibit B that any such Successor Landlord have sufficient financial wherewithal and strength to perform the obligations of Landlord under Exhibit B hereunder.

7.           QUIET ENJOYMENT.  Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8.           ASSIGNMENT AND SUBLETTING.  Tenant shall not (a) assign (whether directly or indirectly), in whole or in part, this Lease, or (b) mortgage or pledge the Lease, or (c) sublet the Premises, in whole or in part, without (in the case of any or all of (a) through (c) above) the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Tenant may, however, assign this Lease or sublease a portion of the Premises to a wholly-owned subsidiary, or as part of the sale of substantially all the assets or equity interests of Tenant or as part of a merger, without the prior consent of Landlord, so long as (a) such assignment is not for the purpose of circumventing the provisions of this Section 8, and (b) Landlord reasonably approves the net worth and credit worthiness of such assignee. Furthermore, the change in less than twenty-five percent (25%) of the membership interests of the Tenant shall not constitute an assignment of this Lease. In no event shall any assignment or sublease release Tenant or any guarantor from any obligation or liability hereunder.  Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void.  No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.  Regardless of whether or not an assignee or sublessee executes and delivers any documentation to Landlord pursuant to the preceding sentence, any assignee or sublessee shall be deemed to have automatically attorned to Landlord in the event of any termination of this Lease.  If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant.  In the event of an assignment of this Lease and the payment of consideration from the assignee to the Tenant in connection therewith, 50% of such net consideration (i.e., consideration remaining after payment of all costs, fees (including broker and attorneys fees) and expenses incurred by Tenant) shall be paid to Landlord.  With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than (on a pro rata and proportionate basis) the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent.

9.           COMPLIANCE WITH LAWS.

9.1           Compliance with Laws.  Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), whether such Laws (a) pertain to either or both of the Premises and Tenant’s use and occupancy thereof; (b) concern or address matters of an environmental nature; (c) require the making of any structural, unforeseen or extraordinary changes; and (d) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (d), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.).  If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term.  Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof.  The foregoing obligations of Tenant shall not vitiate or otherwise affect Landlord’s obligations under Exhibit B hereof.

9.2           Hazardous Materials.  If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests, at Tenant’s expense, for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; and (iv) upon written request by Landlord or Agent, Tenant shall cause to be performed, and shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises.  This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9.  Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials during the Term caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”).  Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond (in a reasonably appropriate manner) immediately to an emergency without first obtaining such consent.  All remediation shall be performed in strict compliance with Laws and to the reasonable satisfaction of Landlord.  Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings.  As used herein, the term, “Hazardous Materials,” means any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Law.  The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.

10.           INSURANCE.

10.1           Insurance to be Maintained by Landlord.  Landlord shall maintain:  (a) a commercial property insurance policy covering the Premises (at its full replacement cost), but excluding Tenant’s personal property; (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Landlord, its agents and employees; (c) rent loss insurance; and (d) any other insurance coverage deemed appropriate by Landlord or required by Landlord’s lender.  All of the coverages described in (a) through (d) shall be determined from time to time by Landlord, in its sole discretion.  All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant.

10.2           Insurance to be Maintained by Tenant.

10.2.1                      Tenant shall purchase, at its own expense, and keep in force at all times from and after the date of this Lease, the policies of insurance set forth below (collectively, “Tenant’s Policies”).  All Tenant’s Policies shall (a) be issued by an insurance company with a Best’s rating of A or better and otherwise reasonably acceptable to Landlord, and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 10 days’ prior written notice shall have been given to Landlord; (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable); and (d) otherwise be in such form, and include such coverages, as Landlord may reasonably require.  The Tenant’s Policies described in (i) and (ii) below shall (1) provide coverage on an occurrence basis; (2) name Landlord (and its lender, if applicable) as an additional insured  on all Tenant Policies except for auto and worker’s compensation insurance, which shall not name Landlord as an additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) intentionally omitted; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) intentionally omitted.All Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s notice addresses at least 30 days prior to the applicable expiration date of each Tenant’s Policy.  In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may (i) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or (ii) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Base Rent then in effect.  Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Premises.

10.2.2.                      Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate; (ii) comprehensive automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Premises and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit; (iii) commercial property insurance covering Tenant’s personal property (at its full replacement cost); and (iv) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant; and (v) if Tenant handles, stores or utilizes Hazardous Materials in its business operations, pollution legal liability insurance.

10.3           Waiver of Subrogation.  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other’s officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Landlord’s or Tenant’s commercial property, general liability, rent loss insurance, automobile liability or workers’ compensation policies described above.  This provision is intended to waive, fully and for the benefit of each party to this Lease, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier.  Each party shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11.           ALTERATIONS.

11.1           General.  Except for the Tenant Improvements which shall be constructed pursuant to Landlord’s approval as referenced in Paragraph 1.6 of Exhibit B and after the Commencement Date, Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord not to be unreasonably withheld or delayed and only for alterations valued at $50,000 or higher, provided that Landlord’s prior consent shall not be required for modifications or alterations that are purely decorative.  All of the following shall apply with respect to all Alterations:  (a) the Alterations are non-structural and the structural integrity of the Premises shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Premises shall not be affected and the usage of such systems by Tenant shall not be increased beyond published load limits; and (d) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations.  Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval (if required); and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2 above) and workers’ compensation insurance.  Such insurance policies shall satisfy the obligations imposed under Section 10.2.  Tenant shall cause the Alterations to be performed in compliance with all applicable permits, Laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other reasonable restrictions that Landlord may impose on the Alterations.  Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord.  With respect to any and all Alterations for which Landlord’s consent is required, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.  If Landlord’s consent to any Alterations is required, and Landlord provides that consent, then at the time Landlord so consents, Landlord shall also advise Tenant whether or not Landlord shall require that Tenant remove such Alterations at the expiration or termination of this Lease.  If Landlord requires Tenant to remove the Alterations, then, during the remainder of the Term, Tenant shall be responsible for the maintenance of appropriate commercial property insurance (pursuant to Section 10.2) therefor; however, if Landlord shall not require that Tenant remove the Alterations, such Alterations shall constitute Landlord’s Property and Landlord shall be responsible for the insurance thereof, pursuant to Section 10.1.

11.2           Generator.  Tenant shall have the right to install a generator in the Premises, provided that the installation and operation of said generator fully complies with all applicable Laws, including but not limited to local codes or similar laws or regulations pertaining to noise levels.

11.3           Satellite Dish.  Tenant shall have the right to install a satellite dish upon the roof of the Building, subject to full compliance with the following: Subject to applicable governmental approvals and Landlord’s reasonable discretion with regard to the location, aesthetics, screening and installation (means and methods) of the installation, Tenant shall have the right to use the roof of the Building for the installation and operation of a satellite dish. Such roof rights and access shall be rent free, but installation, screening and removal shall be at Tenant’s sole cost and expense. Specifically, but not in limitation of the foregoing, Tenant shall install and operate any satellite dish in a manner so as to not injure or damage the roof of the building or vitiate any roof warranty associated therewith, and shall remove the satellite dish upon the expiration or earlier termination of the Lease and repair any damage to the roof or any other portion of the Premises resulting from such removal.

12.           LANDLORD’S AND TENANT’S PROPERTY.  Except the generator, satellite dish, air units for computer room, Liebert units, trade fixtures associated specifically with the use of the Premises for purposes of a medical care facility, health fitness center, pharmacy, drug distribution center and items ancillary or related to the foregoing which shall remain the property of Tenant and which may be removed from the Premises by Tenant, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requires their removal (including, but not limited to, Alterations pursuant to Section 11.1).  Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant as part of furniture and equipment purchased with TI Allowance (as defined on Exhibit B), shall also constitute Landlord’s Property and shall not be removed by Tenant.  In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion):  any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations.  At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s personal property and any Alterations that Landlord requires be removed pursuant to Section 11.1, and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises resulting from either or both such installation and removal.  Any other items of Tenant’s personal property that remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense.  Notwithstanding the foregoing, if Tenant is in Default under the terms of this Lease, Tenant may remove Tenant’s personal property from the Premises only upon the express written direction of Landlord.

13.           REPAIRS AND MAINTENANCE.

13.1           Tenant Responsibilities.  Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted the condition, state of repair and appearance of the Premises, subject to construction of the Improvements and associated warranty obligations, pursuant to Exhibit B.  Except for (a) Landlord’s obligations under Exhibit B and (b) events of damage, destruction or casualty to the Premises (as addressed in Section 18 below), Tenant agrees that, at its sole expense, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto or thereon, in substantially the same condition that exists on the Commencement Date (reasonable wear and tear excepted), and in a safe condition, repair and appearance (collectively, the “Required Condition”) and shall make all repairs and replacements reasonably necessary therefore.  Without limiting the foregoing, but subject to the provisions of Exhibit B regarding the Improvements warranty, Tenant shall promptly make all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes, replacements and repairs of every kind and nature, and correct any patent or latent defects in the Premises, which may be required to put, keep and maintain the Premises in the Required Condition.  Tenant will keep the Premises orderly and free and clear of rubbish.  Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, declaration or maintenance agreement (collectively, “Easements”) to which the Premises are currently subject or become subject pursuant to this Lease (provided that Landlord shall not grant any future Easements which materially and adversely affect Tenant’s use of the Premises), whether or not such performance is required of Landlord under such Easements, including, without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements.  Tenant shall deliver to Landlord promptly, but in no event later than five (5) business days after receipt thereof, copies of all written notices received from any party thereto regarding the non-compliance of the Premises or Landlord’s or Tenant’s performance of obligations under any Easements.  Tenant shall, at its expense, use reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement.  Except with respect to Landlord’s obligations under Exhibit B, Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way or to correct any patent or latent defect therein.  Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any Law in effect at the Commencement Date or that may thereafter be enacted.  If Tenant shall vacate or abandon the Premises, it shall give Landlord immediate written notice thereof.

13.2           HVAC Maintenance Contract.  Tenant shall also maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (the “HVAC Maintenance Contract”).  The terms and provisions of any such HVAC Maintenance Contract shall require that the service provider maintain the Premises’ HVAC system in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC systems comparable to the Premises’ HVAC system.  Within 30 days following the Commencement Date, Tenant shall procure and deliver to Landlord the HVAC Maintenance Contract.  Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than 30 days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract.  If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC systems in the Premises and to charge the cost thereof back to Tenant as Additional Rent.

14.           UTILITIES.  Tenant shall purchase all utility services and shall provide for waste removal, cleaning and extermination services.  Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such services  before they become delinquent.  Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services.  Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15.           INVOLUNTARY CESSATION OF SERVICES.  Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control.  Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control.  No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of five (5) consecutive business days Tenant shall, as Tenant’s sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

16.           LANDLORD’S RIGHTS.  Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing, to install a sign at or on the Premises to advertise the Premises for lease or sale; during the period of six months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants.  Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent:  (i) to have pass keys, access cards, or both, to the Premises; and (ii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than 30 consecutive days or without notice to Landlord of Tenant’s intention to reoccupy the Premises.

17.           TENANTS RIGHTS.  If Landlord is in default under this Lease, Tenant shall give Landlord written notice of such default and if Landlord fails to cure the default within 30 days from such notice (or other reasonable time agreed to by the parties) Tenant may assert a claim for damages actually incurred.  Tenant shall also be entitled to perform such repairs and maintenance as is reasonably necessary and appropriate in order to cause compliance with Landlord’s obligations provided Tenant has first given Landlord thirty (30) days’ written notice or in the event of emergency repairs or maintenance, such written notice as is reasonable or available under the circumstances, but not less than twenty-four (24) hours.  Landlord agrees to reimburse Tenant for commercially reasonable costs and expenses actually incurred by Tenant in effecting such repairs or maintenance within thirty (30) days of the time that Tenant submits a written claim together with back-up documentation for reimbursement to Landlord.  Notwithstanding anything to the contrary herein, under no circumstances shall Tenant have the right to terminate this Lease in connection with the exercise of rights under this Section 17.

18.           NON-LIABILITY AND INDEMNIFICATION.

18.1           Non-Liability.  Except as specifically set forth in this Lease, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss.  Further, except as specifically set forth in this Lease, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant: (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) for consequential or indirect damages, including those purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

18.2           Tenant Indemnification.  Except in the event of, and to the extent of, Landlord’s negligence, sole negligence or willful misconduct and further subject to the provisions of Section 10.3 above, Tenant hereby indemnifies and holds Landlord, Agent, Landlord’s members and their respective affiliates, owners, partners, members, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) actually suffered and incurred by Landlord (after considering the availability of insurance) and arising from or in connection with any or all of:  (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant has possession of, or is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant Parties; (c) any accident, injury or damage whatsoever occurring in, at or upon the Premises and caused by any or all of Tenant and Tenant Parties; (d) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) the creation or existence of any Hazardous Materials in, at, on or under the Premises, if and to the extent brought to the Premises or caused by Tenant or any party within Tenant’s control; and (g) any violation or alleged violation by any or all of Tenant and Tenant Parties of any Law (collectively, “Tenant’s Indemnified Matters”).  In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel selected by Tenant, which will be reasonably satisfactory to Landlord.  The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential, indirect, or punitive), penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.  The provisions of this Section 18.2 shall survive the expiration or termination of this Lease.

18.3           Landlord Indemnification.  Subject to the provisions of Section 10.3 above, Landlord hereby indemnifies and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant and arising from or in connection with any or all of: (a) any negligent, willful or intentional acts or omissions of any Landlord Indemnified Parties; (b) any accident, injury or damage whatsoever occurring in, at or upon the Premises and caused by any or all of Landlord Indemnified Parties; and  (c) any violation or alleged violation by any or all of Landlord Indemnified Parties of any Law or of this Lease.  Notwithstanding anything to the contrary set forth in this Lease, prior to the payment of the Buy-Out Allowance by Landlord, the personal liability of Landlord shall be limited to the amount of the Buy-Out Allowance unpaid by Landlord arising out of Landlord’s wrongful failure to pay the Buy-Out Allowance on or before September 1, 2007.  From and after the payment by Landlord of the Buy-Out Allowance to Tenant, the liability of Landlord to Tenant under this Section 18.3 or any other provision of this Lease, shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord’s interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.  The provisions of this Section 18.3 shall survive the expiration or termination of this Lease.

18.4           Force Majeure.  From and after the Commencement Date, neither the obligations of Tenant (except the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance with Section 10.2) nor those of Landlord shall be affected, impaired or excused, and neither Landlord nor Tenant shall have any liability whatsoever to the other, with respect to any act, event or circumstance arising out of either or both (a) Landlord’s or Tenant’s, as the case may be, failure to fulfill, or delay in fulfilling any of its obligations under this Lease (except, with respect to Tenant, the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance with Section 10.2 or in connection with a rent abatement expressly permitted by Section 15) by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s or Tenant’s, as the case may be, reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond Landlord’s or Tenant’s, as the case may be, reasonable control.

19.           DAMAGE OR DESTRUCTION.

19.1           Notification and Repair; Rent Abatement.  Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to, or defect in, any part or appurtenance of the Premises’ sanitary, electrical, HVAC, elevator or other systems of which it has knowledge.  In the event that, as a result of Tenant’s failure to satisfy its obligations pursuant to the preceding sentence, Landlord’s insurance coverage is compromised or adversely affected in any material respect, then Tenant is and shall be responsible for the payment to Landlord of any insurance proceeds that Landlord’s insurer fails or refuses to pay to Landlord as a result of the delayed notification.  Subject to the provisions of Section 19.2 below, if the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Premises (except Tenant’s personal property) with reasonable dispatch after the adjustment of the insurance proceeds attributable to such damage.  Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.  If the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant, except that rent shall not abate should both of the following have occurred:  (i) the damage to the Premises was caused by the intentional misconduct or negligent acts or omissions by any or all of Tenant and Tenant Parties, and (ii) Landlord shall not receive coverage pursuant to its rent loss insurance carried pursuant to Section 10.1.

19.2           Total Destruction.  If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord):  (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Premises immediately prior to the casualty, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord.  Additionally, if the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Premises; and (y) occurs during the last two years of Lease Term, then either party, shall have the option to terminate this Lease pursuant to the notice and within the time period established pursuant to the immediately preceding sentence; provided, however, that Landlord shall not have the right to terminate if Tenant shall have previously timely and properly exercised its renewal option under Section 25.18.  In the event of a termination pursuant to either of the preceding two (2) sentences, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence.  If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect.  Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Premises or landlord pursuant to a ground lease encumbering the Premises (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any commercial property insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration.  For purposes of this Section 19.2 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

20.           EMINENT DOMAIN.  If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs.  If less than a substantial portion of the Premises is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Premises affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.  Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease.  Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

21.           SURRENDER AND HOLDOVER.  On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises:  (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit D, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject to ordinary wear and tear, and such damage or destruction as Landlord is required to repair or restore under this Lease; (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises.  Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 21 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant.  The obligations imposed under the first sentence of this Section 21 shall survive the termination or expiration of this Lease.  If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession:  (i)  Tenant shall be deemed a tenant-at-will;  (ii) Tenant shall pay 125% per month of all Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease;  (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party.  The provisions of this Section 21 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

22.           EVENTS OF DEFAULT.

22.1            Bankruptcy of Tenant.  It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against Tenant under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

22.1           Default Provisions.  In addition to any Default arising under Section 22.1 above, each of the following shall constitute a Default:  (a) if Tenant fails to pay Rent or any other payment when due hereunder within 5 business days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a 5 business day period in which to cure any such failure or if Tenant fails to pay when due any amounts required to be paid by Tenant pursuant to Exhibit B of this Lease; (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the material obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 22.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 23 unless such default remains uncured for more than 60 days after the initial delivery of Landlord’s original default notice; and, at Landlord’s election, (c) if Tenant vacates or abandons the Premises during the Term.

23.           RIGHTS AND REMEDIES.

23.1           Landlord’s Cure Rights Upon Default of Tenant.  If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

23.2           Landlord’s Remedies.  In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

23.2.1.                      Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord.  In such event, Landlord shall be entitled to recover from Tenant all of:  (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the amount (if any), at the time of such termination, by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease note been terminated for a period of time from the date on which this Lease is terminated through the Expiration Date) exceeds (y) the fair rental value of the Premises (for the period of time from the date on which this Lease is terminated through the Expiration Date), with such fair rental value not being reduced based on necessary renovation; and (iii) any other amount necessary to compensate Landlord for all the detriment directly caused by the Tenant’s failure to perform its obligations under this Lease, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated). The excess amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 23.2.1, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus one percent per annum.  Fair and reasonable efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 23.2.  If this Lease is terminated through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or

23.2.2.                      Continue the Lease and either (a) continue Tenant’s right to possession or (b) terminate Tenant’s right to possession and in the case of either (a) or (b), recover the Rent as it becomes due.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or

23.2.3.                      Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located, including but not limited to drawing on the Letter of Credit.

23.2.4.                      Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to the Letter of Credit under Section 4.3 above.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.  Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

23.3           Additional Rights of Landlord.  All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of 4% per annum above the “prime” or “reference” or “base” rate (on a per annum basis) of interest publicly announced as such, from time to time, by the JPMorgan Chase Bank, NA, or its successor (“Default Interest”), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor.  The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

23.4           Event of Bankruptcy.  In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:  (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

24.           BROKER.  Tenant covenants, warrants and represents that the broker set forth in Section 1.8(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”).  Landlord shall be solely responsible for paying the commission of Tenant’s Broker.  Except with respect to Tenant’s Broker in the case of Tenant, Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination or expiration of this Lease.

25.           MISCELLANEOUS.

25.1           Merger.  All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.  No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

25.2           Notices.  Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if (a) personally delivered, or (b) if sent by Federal Express or other comparable commercial overnight delivery service, or (c) sent by certified mail, return receipt requested and postage prepaid addressed (in the case of any or all of (a), (b) and (c) above) to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made (i) on the day so delivered or (ii) in the case of overnight courier delivery on the first business day after having been deposited with the courier service, and (iii) in the case of certified mail, on the third (3rd) business day after deposit with the U.S. Postal Service, postage prepaid.

25.3           Non-Waiver.  The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

25.4           Attorneys' Fees.  If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.  In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

25.5           Parties Bound.  Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto.  Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises.  In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise).  No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

25.6           Recordation of Lease.  Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

25.7           Governing Law; Construction.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located.  If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law.  The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

25.8           Time.  Time is of the essence for this Lease.  If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

25.9           Authority of Tenant.  Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows:  the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

25.10           WAIVER OF TRIAL BY JURY.  THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

25.11           Financial Information.  In connection with any sale of the Premises, refinancing of the Premises, or in connection with any attempted assignment which Tenant may request under Section 8 above, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefore. Upon Landlord’s request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant, or if such is unavailable, a consolidated financial statement that includes affiliates; and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement which may be a consolidated statement. Furthermore, upon the delivery of any such financial information from time to time during the Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete in all material respects, and that there has been no material adverse change in the financial condition of Tenant since the date of the then applicable financial information.

25.12           Confidential Information.  Except to the extent disclosure is required by law, Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and Tenants’ Parties either prior to or during the Term in connection with the negotiation and execution hereof.  The provisions of this Section 25.12 shall survive the termination of this Lease.

25.13           Submission of Lease.  Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

25.14           Lien Prohibition.  Tenant shall not permit any Tenant’s Parties to attach mechanics or materialmen’s liens to the Premises.  Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance.  In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with Default Interest thereon, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises.

25.15           Counterparts.  This Lease may be executed in multiple counterparts, but all such counterparts shall together constitute a single, complete and fully-executed document.

25.16           Buyout Allowance.  As a material inducement to Tenant’s execution of this Lease, Landlord shall remit the sum of Nine Hundred Sixty Three Thousand Seven Hundred Ninety Six and 00/100 Dollars ($963,796.00) on or before the date set forth in Section 1.10 in reimbursement to Tenant of costs incurred in connection with Tenant’s termination and extinguishment of its existing Lease in accordance with the Amended and Restated Second Amendment to Lease attached as Exhibit E.  Tenant represents and warrants to Landlord that the utilization of such funds shall be sufficient for Tenant to fully satisfy Tenant’s early termination payment obligations under such Lease.

25.17           IntentionallyOmitted.

25.18           Extension Options.  Tenant is granted the options to extend the Term for two (2) consecutive extended terms of five (5) years each, provided (a) Tenant is not in Default (i) at the time of exercise of the respective option and (ii) as of the commencement of the relevant extended term; and (b) Tenant delivers written notice of its exercise of the respective option at least one hundred eight (180) days prior to the expiration of the original Term or the expiration of the then existing term.  Each extension term shall be upon the same terms and conditions, except Monthly Base Rent shall be increased by three percent (3%) per year during each extension term.

25.19           Government Incentives.  Each party hereto acknowledges that Tenant intends to pursue certain governmental incentives, abatements, and grants relating to its buildout, use, and occupancy of the Premises, and such incentives and abatements may include payments or reimbursements to Tenant relating to impact fees, sewer fees, tax incentives and similar benefits.  It is acknowledged and agreed that Tenant shall be entitled to retain any payments, incentives, abatements, or grants that it or its agents or employees obtain or secure related to the Premises.

25.20           Parking.  Tenant shall have the use of the all parking spaces shown on the site plan attached to Exhibit B.

 [Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

First Industrial Investment, Inc., a Maryland corporation

By:           illegible
Its:

TENANT:

CHD Meridian Healthcare, LLC, a Delaware limited liability company

By:           /s/ Frank A. Martin
Its:           Chairman

Landlord’s Addresses for Notices:                                                    Tenant’s Addresses for Notices:

First Industrial Investment, Inc.                                                         CHD Meridian Healthcare, LLC
311 South Wacker Drive, Suite 4000                                                  4 Hillman Drive, Suite 130
Chicago, Illinois  60606                                                                        Chadds Ford, PA 19317
Attn: Executive Vice President-Operations                                      Attn: Chief Executive Officer

With a copy to:                                                                                     With a copy to:

First Industrial Realty Trust, Inc.                                                        CHD Meridian Healthcare, LLC
1420 Donelson Pike, Suite B-17                                                           4 Hillman Drive, Suite 130
Nashville, TN 37217                                                                               Chadds Ford, PA 19317
Attn:  Steve Preston                                                                              Attn: General Counsel

With a copy to:

First Industrial Realty Trust, Inc.
9450 W. Bryn Mawr
Suite 750
Rosemont, IL  60018
Attn:  Joseph Mikes

With a copy to:

Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, TN  37219
Attn:  Matthew T. Harris, Esq.

LEASE EXHIBIT B

CONSTRUCTION OF IMPROVEMENTS

The LEASE EXHIBIT B sets forth the rights and obligations of Landlord and Tenant with respect to the construction of the Improvements (as hereinafter defined).

1.
DEFINITIONS.  For purposes of this Exhibit, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease, shall have such meanings herein as are ascribed to such terms by the Lease:

1.1
Final Project Plans.  The term “Final Project Plans” shall mean the Working Drawings (as hereinafter defined) as modified as of the Plans Approval Date, by such changes, additional information and specifications as contemplated by Section 2 of this Exhibit B, and as further modified by any Change Orders, Required Change Orders or Tenant’s Extra Work (each as hereafter defined), as applicable.

1.2
Preliminary Plans. The term “Preliminary Plans” shall mean the outline specifications and preliminary drawings prepared on behalf of Landlord and approved by Tenant for the Improvements to be constructed which are described in attached Exhibit B-1.

1.3
Improvements.  The term “Improvements” shall mean the building (the ”Building”) located on the Premises containing approximately 50,000 square feet of office space (as measured by BOMA Standards), together with all related nonstructural improvements and utilities to be located on the Premises, site development work (including access roads, curb cuts, parking, sidewalks, utilities and landscaping) and all interior alterations to be constructed by Landlord pursuant to the Construction Contract (defined below), all to be as more particularly shown and described in the Final Project Plans.  Unless specifically agreed to by Landlord, the Improvements shall not include any Tenant Improvements (as hereinafter defined), whether or not such Tenant Improvements are described in the Final Project Plans.

1.4           Project.  The term “Project” shall mean the Premises and the Improvements.

1.5
Substantial Completion and Substantially Complete.  The terms “Substantial Completion” and “Substantially Complete” shall mean the condition of the Improvements when the earliest of any of the following have occurred:  (i) the date Tenant begins conducting business or commences operations within the Building, or (ii) the date on which a temporary or final certificate of occupancy has been issued for the Tenant Improvements and the Improvements by the governmental authority having jurisdiction to issue the same; provided, however, if such certificate of occupancy could not be obtained because of any Tenant Delays (as hereinafter defined), then, for purposes hereof, Substantial Completion shall be deemed to occur on the date on which such certificate of occupancy would otherwise have been issued but for such Tenant Delays.

1.6
Tenant Improvements.  “Tenant Improvements” shall mean all furniture, fixtures, and equipment and any additional alterations, additions or improvements to be made or constructed by Tenant to the interior of the Premises, as described on Exhibit B-2 hereof and which is otherwise subject to Landlord’s consent.  Landlord shall reimburse Tenant for the costs of the Tenant Improvements, plus moving expenses up to $1,750,000 (the “TI Allowance”).  In addition, at the written request of Tenant, Landlord shall apply a portion of the TI Allowance to (i) pay any Additional Project Costs that Tenant is required to pay under Section 5.2 of this Exhibit B, (ii) pay Base Rent in the event that any TI Allowance is unused as of Substantial Completion of the Tenant Improvements, or (iii) reimburse Tenant an amount equal to $2,300 per day for each day after May 1, 2008 until Substantial Completion, if Excused Delays prevent Substantial Completion by May 1, 2008 and Tenant is not reimbursed under Section 3.1.  To the extent applicable, Tenant shall submit to Landlord any plans, drawings or descriptions of the Tenant Improvements (“TI Plans”), which shall be subject to Landlord’s prior written approval, such approval shall not be unreasonably withheld or delayed.

Tenant shall submit invoices and applications for payment received from its architect and contractor and approved by Tenant, with such invoices and applications for payment to be on AIA form G702, together with lien waivers from the contractor and appropriate subcontractors together with any other evidence reasonably required by Landlord, its title insurer or lender, in form and substance reasonably satisfactory to Landlord, its title insurer or lender, that there are no parties entitled to place a lien against the real property underlying the Premises on a monthly basis.  Landlord shall fund the amounts approved by Tenant for payment directly to the Tenant’s architect and contractor within ten (10) business days of receipt, provided that Landlord shall have no obligation to fund any amount in excess of the TI Allowance.  All costs of the Tenant Improvements in excess of the TI Allowance shall be paid by Tenant as and when due; provided, however, that at Tenant’s request, subject to the limitation set forth in Section 2.4 below,  Landlord shall increase the TI Allowance by up to an additional five dollars ($5.00) per square foot of the Premises.  If Tenant exercise this right, the additional TI Allowance, together with interest at nine percent (9%) per annum, shall be amortized in equal monthly installments of Base Rent over the initial term of the Lease and the Base Rent rate reflected in Section 2.2 of the Lease shall be adjusted upward accordingly to include such amortized amount. Landlord and Tenant shall execute an amendment to this Lease memorializing the increase in the Base Rent rate payable prior to the remittance or crediting of such funds to Tenant. In the event a Change Order requested by Tenant and approved by Landlord results in a discernable net reduction in Landlord’s costs to construct the Improvements, the amount of such net reduction shall be added to the amount of the TI Allowance available to Tenant pursuant to this Section 1.6.

1.7
Additional Project Costs.  The term “Additional Project Costs” shall mean all out-of-pocket, unreimbursed hard and soft costs incurred or committed by Landlord including, without limitation, all design fees and expenses, construction costs, general conditions, insurance, financing costs (actual and imputed), inspection  fees, commissions, consultants’ and attorneys’ fees, General Contractor’s fees, architect’s fees, due diligence costs, and other development costs in connection with the Project to the extent that any of the aforementioned costs are the result of any of the following:  (a) pursuing or obtaining any entitlements or incentives in connection with the Project, to the extent such are requested by Tenant, or to the extent such will directly benefit Tenant and Tenant has consented to Landlord’s pursuit of such; (b) changes to the Project Scope or Working Drawings pursuant to Section 2.1, 2.2 or Section 4 below, except no Additional Project Cost shall be incurred to the extent such are either (i) necessary to conform to the Preliminary Plans, or (ii) made or requested by Landlord and are not a Required Change Order; (c) changes in any Applicable Laws (as hereinafter defined); (d) any Required Change Order or Change Order requested or necessitated by Tenant; (e) Tenant’s Extra Work; (f) any Excused Delays (as hereinafter defined); or (g) changes required by governmental authorities due to code interpretations, except to the extent such are errors or omissions are the responsibility of General Contractor or Architect.  For purposes hereof, Change Orders shall be deemed to include an overhead, profit and building supervision charge of ten percent (10%) of the total cost relating to the applicable Change Order.

2.
APPROVAL OF PLANS.  Tenant hereby acknowledges that Tenant has approved the Preliminary Plans.  Landlord and Tenant agree the Preliminary Plans do not constitute a set of working drawings that are sufficient to perform the work necessary to complete the Improvements; however, the parties agree that the Preliminary Plans are sufficient to define, and shall constitute, the definition of the scope of the work for the Improvements (the “Project Scope”).

2.1
Preparation and Approval of Plans.  Landlord shall cause to be prepared drawings and specifications (“Working Drawings”) that are consistent with the Project Scope and necessary for construction of the Improvements.  Landlord warrants that the Working Drawings shall be prepared for the benefit of Landlord and Tenant by a licensed architect employed by Landlord’s General Contractor.  Landlord shall deliver the Working Drawings to Tenant for Tenant’s review and approval (which approval shall not be unreasonably withheld).  For purposes of the Lease, Tenant shall not have the right to require Landlord to make material modifications to the Project Scope, including material modifications to the Preliminary Plans.  Any such material modifications or additional work beyond the Project Scope shall be governed by Section 4 of this Exhibit B.  Tenant, acting reasonably and in good faith, shall have ten (10) business days from Landlord’s delivery of the Working Drawings to advise Landlord, in writing, as to whether or not Tenant desires any changes to the Working Drawings because of a material deviation from the Preliminary Plans.  If Tenant fails to timely respond, Tenant shall automatically be deemed to have approved the Working Drawings.  If Tenant timely requests a change to the Working Drawings (“Tenant’s Objection”), Tenant shall also, within such ten (10) business day period, advise Landlord, with reasonable specificity and detail, of Tenant’s Objection, and provided Landlord, in its good faith reasonable discretion, determines and agrees that such requested change is necessary or appropriate, Landlord shall then use its reasonable efforts to incorporate such change in the Working Drawings as soon as reasonably practicable after delivery of Tenant’s Objection (without such change constituting additional work or a Change Order).  Upon approval or deemed approval of the Working Drawings, those Working Drawings shall replace, be utilized and relied upon in lieu of the Preliminary Plans.  The date on which Landlord and Tenant mutually agree upon the Working Drawings, or the date on which Tenant is deemed to have approved them, whichever is applicable, shall be referred to as the “Plans Approval Date”.  After the Plans Approval Date, Landlord shall not be required to make any changes to the Working Drawings, except to the extent expressly set forth in this Exhibit B.

2.2
Changes to Work.  After the Plans Approval Date, except as otherwise required in this Exhibit B, neither Landlord nor Tenant shall have the right to order extra work or change orders with respect to the construction of the Improvements without the prior written consent of the other.  Extra work or change orders requested by either Landlord or Tenant after the Plans Approval Date (each a “Proposed Change Order”) shall be made in writing, shall specify in detail any added or reduced cost and/or estimate of construction delay resulting therefrom, and shall become effective and a part of the Final Project Plans once approved in writing by both Landlord and Tenant (a “Change Order”).  Landlord and Tenant each agree that it shall respond to a Proposed Change Order within five (5) business days after receipt of the Proposed Change Order.  No Proposed Change Order will be effective if the content of such Change Order is not permitted by applicable building and zoning regulations, as the same are then in effect, interpreted and enforced by the applicable governmental authorities.  Notwithstanding the foregoing, Landlord shall be entitled to make changes to the Working Drawings without the approval of Tenant, to the extent such changes (“Required Change Orders”) (i) are necessary to conform with changes after the date of the Preliminary Plans in requirements of any governmental or quasi-governmental or administrative code, rule, law, approval or other authority as the same are then in effect, or by interpretations or enforcement by the applicable governmental authorities pursuant to a written directive or law from such governmental or quasi-governmental authority, or (ii) are due to any Off-Site Items (as defined in Section 3.5 below), or (iii) are due to any Excused Delay.

2.3
Construction Contract.  The parties acknowledge that Landlord shall enter into a contract for construction (the “Construction Contract”) of the Improvements with T.W. Frierson Contractor, Inc. or other contractor approved by Tenant (the “General Contractor”), with such Contract to include a guaranteed maximum price consistent with the Allowances set forth on Exhibit B-4.  Landlord may elect to replace, in Landlord’s sole discretion, the General Contractor at any time. Without limitation on Landlord’s obligations hereunder,  Landlord shall not be liable to Tenant for any loss, damage or injury to Tenant or Tenant’s personal property that results from the acts or omissions of the General Contractor or its employees, agents, representatives or contractors, provided, however, that Landlord shall use commercially reasonable efforts to require General Contractor and its subcontractors to indemnify and hold harmless Tenant from any such loss, damage or injury and shall include standard indemnification language benefiting Tenant in each of the foregoing construction contracts, and Tenant shall be named as an additional insured and loss payee on all general liability, builders risk and other coverages held by General Contractor and its subcontractors will deliver to Tenant a copy of the Construction Contract promptly following its execution.

2.4
Allowances.  Landlord and Tenant acknowledge and agree that the allowances (such allowances, together with any allowances that may be included in the Final Project Plans or that are agreed upon between Landlord and Tenant are collectively referred to herein as the “Allowances”) set forth on Exhibit B-4 are included in the Landlord’s estimate of the costs for construction of the Improvements and reflected in the Base Rent amount, and that such Allowances form the basis of the construction budget for Improvements. Landlord and Tenant shall agree upon the amount of the Allowances on or before the Plans Approval Date, and agree to execute a writing memorializing such agreement upon either party’s request.  In the event that the total amount of all Additional Project Costs incurred by Landlord with respect to work relating to any Allowances is more than the aggregate amount of all Allowances, then Tenant shall be responsible for payment of such excess in accordance with Section 5.2 of this Exhibit B.  However, in the event that Additional Project Costs are payable by Tenant, at Tenant’s request, Landlord shall increase the TI Allowance by up to an additional Five and 00/100 Dollars ($5.00) per square foot of the Premises and allow Tenant to use the TI Allowance to pay such Additional Project Costs; provided that such increased TI Allowance, together with interest at nine percent (9%) per annum, shall be amortized in equal monthly installments of Base Rent over the initial term of the Lease, and the Base Rent rate reflected in Section 2.2 of the Lease shall be adjusted upward accordingly to include such amortized amount.  Notwithstanding anything to the contrary set forth herein, in no event may the aggregate amount of increase to the TI Allowance over and above the amount of the TI Allowance referenced in Section 1.6 exceed Five and 00/100 Dollars ($5.00) per square foot of the Premises.

3.      CONSTRUCTION OF IMPROVEMENTS.

3.1
Commencement and Completion of Construction of Improvements.  Landlord shall, at Landlord’s sole cost and expense (except as otherwise provided herein), cause to be provided all of the design, material, labor and equipment required to construct the Improvements on the Premises (and obtain any permits relating to such Improvements), pursuant to and as described by the Final Project Plans.  The Improvements shall be constructed in a good and workmanlike manner, in accordance with the requirements of the Final Project Plans and in accordance with all applicable statutes, ordinances and building codes, governmental rules, regulations and orders relating to construction of the Improvements (but not relating to Tenant’s use) (“Applicable Laws”).  Landlord shall cause (i) the Improvements to be sufficiently constructed to allow the Tenant Improvements to commence on February 18, 2008, and continue thereafter, and (ii) to Substantially Complete the Improvements by May 1, 2008 (each of (i) and (ii) is a “Target Substantial Completion Date”; collectively they are referred to herein as the “Target Substantial Completion Dates”).  The initial construction schedule is attached hereto as Exhibit B-5.  It is acknowledged and agreed that once Tenant commences the Tenant Improvements, both Landlord and Tenant shall use commercially reasonable efforts, employed in good faith, to cause their respective contractors and laborers performing the Improvements and Tenant Improvements, respectively, to coordinate and work cooperatively to avoid material interference with each other in the simultaneous completion of the Improvements and Tenant Improvements.  Each of Landlord and Tenant agree to act in good faith to notify the other with reasonable promptness at such time that it should appear that the completion of the Improvements, and Tenant Improvements, as the case may be, shall be materially delayed for any reason and each party agrees to work cooperatively with the other to make appropriate adjustments in each respective construction schedule, to the extent that circumstances reasonably allow, to help facilitate completion of the Improvements and Tenant Improvements, provided that such obligation(s) shall not vitiate the provisions of Section 3.2 or Section 3.3 below. Notwithstanding the parties foregoing obligations to act cooperatively and in good faith and adjust the construction schedule, Landlord acknowledges that, subject to Excused Delays, Landlord shall pay the Tenant $2,300 for each calendar day of delay in a Target Substantial Completion Date.  LANDLORD ACKNOWLEDGES THAT (A) THE LATE FEE PROVIDED FOR IN THIS SECTION IS NOT A PENALTY BUT INSTEAD ESTABLISHES LIQUIDATED DAMAGES THAT ARE REASONABLE GIVEN THE CIRCUMSTANCES NOW EXISTING (INCLUDING WITHOUT LIMITATION, THE RANGE OF HARM TO TENANT THAT IS REASONABLY FORESEEABLE AND THE ANTICIPATION THAT PROOF OF TENANT’S ACTUAL DAMAGES WOULD BE COSTLY, IMPRACTICAL AND INCONVENIENT) AND (B) IT UNDERSTANDS THE PROVISIONS OF THIS SECTION.  In the event that Excused Delays prevent Substantial Completion by May 1, 2008, and Tenant is not otherwise reimbursed under this Section 3.1, at Tenant’s request, Landlord shall pay Tenant an amount equal to $2,300 per day for each day after May 1, 2008, until Substantial Completion, provided, that such amount shall be charged to the Tenant’s TI Allowance.

3.2
Force Majeure Delays.  If Landlord, as the result of any (a) strikes, lockouts or labor disputes, (b) delays in obtaining labor or materials or reasonable substitutes therefore of which Landlord or General Contractor had no reason to expect at the time of contracting for same, (c) abnormal inclement weather which delays or precludes construction, acts of God or the public enemy, condemnation, civil commotion, fire or other casualty, (d) shortage of fuel, (e) action or nonaction of public utilities or of local, state or federal governments, affecting the work, the occurrence of which Landlord or General Contractor had no reason to anticipate including, but not limited to, delays in the permitting process as a result of the action or inaction or such governmental authorities, or (f) other conditions similar to those enumerated above which are beyond the reasonable anticipation of Landlord or General Contractor, such that the Landlord cannot reasonably perform any obligation on Landlord’s part to be performed hereunder within the time periods herein specified (collectively, the “Force Majeure Delays”), then such failure shall be excused and shall not be a breach of Landlord’s obligations under this Lease, and the deadline for performance shall be extended for a period equal to the period of delay, and Landlord will notify Tenant of the nature and probable duration of such delay.  Landlord shall  make reasonable best efforts to minimize the impact of such delay.

3.3
Tenant Delays.  If Landlord shall be delayed in Substantially Completing the Improvements as a result of any Tenant Delays, then the Commencement Date and the payment of Rent under the Lease shall not be affected or deferred on account of any such Tenant Delays.  “Tenant Delays” shall mean actual net delays in substantial completion of the Improvements attributed to any or all of the following:

(a)
Tenant’s failure to respond to Change Orders on a timely basis and/or to pay invoices (within five (5) business days of submission thereof to Tenant) for Additional Project Costs in accordance herewith; or

(b)	Except for Tenant’s Objection, Tenant’s changes in any or all of the Preliminary Plans, the Working Drawings and the Final Project Plans; or

(c)
The performance or completion by Tenant, or any person, firm or corporation employed by Tenant or its representatives or agents, of any work in or about the Premises, including, but not limited to, the Tenant Improvements; or

(d)	The performance or completion of any Tenant Extra Work to the extent that such delay was set forth in an Estimate (hereinafter defined) and approved by Tenant; or

(e)	The acts or omissions of Tenant or its agents, employees, representatives, invitees, contractors; or

(f)	Tenant’s failure to timely comply with its obligations under the Lease; or

(g)	A Change Order approved by Tenant.

Tenant hereby indemnifies, defends and holds Landlord Indemnified Parties harmless from and against any and all Losses suffered or incurred by Landlord or a Landlord Indemnified Party as a result of, or the cause of, any Tenant Delays.

Landlord shall promptly notify Tenant of any Force Majeure Delays and Tenant Delays (collectively, “Excused Delays”) and the nature thereof, which notice shall further specify (i) the anticipated delay in the Target Substantial Completion Date resulting from such Excused Delays as of the date of such notice; (ii) the nature of such Excused Delays and whether any such Excused Delays constitute Tenant Delays or Force Majeure Delays; (iii) whether the conditions, events, acts, omissions or circumstances giving rise to such Excused Delays persist as of the date of such notice, and (iv) the revised construction schedule.  Tenant shall have a reasonable period of time to dispute the validity of any Excused Delays (including, without limitation, the extent of the delay in the Target Substantial Completion Date resulting from any Excused Delay) and any dispute which cannot be resolved among the Tenant, Landlord and General Contractor shall be resolved by mediation and then binding arbitration.

3.4
Additional Items Affecting Construction.  Tenant shall consent (and subordinate its leasehold interest) to, any easements which benefit of the Premises Landlord reasonably deems necessary in order to complete construction of the Improvements in accordance with the Final Project Plans and Applicable Laws, including matters pertaining to access, utility or other lines relating to the Improvements, provided that such easements will not materially interfere with Tenant’s business operations at the Premises.

3.5
Off-Site Requirements.  Notwithstanding anything to the contrary contained herein, to the extent that in connection with obtaining permits and approvals, complying with Applicable Laws or the design and/or construction of the Improvements, any off-site improvements or other off-site items which were not reasonably anticipated or included in the Final Project Plans by the Architect or General Contractor (collectively, the “Off-Site Items”) are required to be addressed or implemented into the Improvements, Tenant hereby agrees and acknowledges that such Off-Site Items shall be included in the Final Project Plans (through a Required Change Order, if necessary).  The cost of such Off-Site Items shall be included in Additional Project Costs and any delays on account of such Off-Site Items shall be included as Excused Delays.

4.
TENANT’S EXTRA WORK.  If Tenant desires that any work be performed in connection with the construction of the Improvements other than, or in addition to, the work described in the Working Drawings, as approved by Landlord and Tenant (such other work is hereinafter called “Tenant’s Extra Work”), the following provisions shall be applicable:

4.1
Tenant shall, at its sole cost and expense, furnish to Landlord, Landlord’s architect, the General Contractor, and any electrical and mechanical consultants engaged by Landlord (collectively, “Landlord’s Consultants”), such information as may reasonably be necessary to cause Landlord’s Consultants to prepare and submit to Landlord all necessary drawings, plans and specifications covering the Tenant’s Extra Work (such drawings, plans and specifications are hereinafter called “Tenant’s Extra Work Plans”).  Tenant shall pay the fees and expenses of Landlord’s Consultants to prepare Tenant’s Extra Work Plans within 10 business days of Landlord’s delivery of the billing statement(s) therefor.  Tenant, at its sole option, may use its TI Allowance to pay such amounts.

4.2
Landlord agrees to construct the Tenant’s Extra Work provided (i) the Tenant’s Extra Work Plans are acceptable to Landlord, in Landlord’s sole discretion, and approved in writing by Landlord, and (ii) Tenant has not defaulted under, or otherwise breached, the terms and provisions of the Lease.

4.3
Prior to commencing any Tenant’s Extra Work, Landlord shall submit to Tenant for Tenant’s approval, a written estimate of the cost of Tenant’s Extra Work and any projected delay in the Target Substantial Completion Date resulting from the proposed Tenant’s Extra Work (the “Estimate”).  Landlord shall not be obligated to proceed with Tenant’s Extra Work until the Estimate is approved in writing by Tenant.  Tenant shall have five (5) business days from Landlord’s delivery of the Estimate to advise Landlord of Tenant’s approval or disapproval thereof.  If Tenant fails to timely approve the Estimate, then Tenant shall automatically be deemed to have disapproved the Estimate and therefore, Landlord shall have no obligation to perform Tenant’s Extra Work.  The costs incurred in the performance of Tenant’s Extra Work is due and payable as Additional Project Costs pursuant to Section 5.2 of this Exhibit B; provided, however, Landlord may instead elect to require that Tenant pay the costs of Tenant’s Extra Work to Landlord within a reasonable period of time prior to such time as Landlord is obligated to pay the General Contractor for such work pursuant to the Construction Contract (whether on a percentage of completion basis or otherwise).  If Landlord makes such election and Tenant fails timely to make any payments for Tenant’s Extra Work, Landlord may immediately cease to perform the Tenant’s Extra Work and any delays in the Target Substantial Completion Date set forth in the Estimate shall nonetheless remain effective for all relevant purposes.  For purposes hereof, Tenant’s Extra Work shall be deemed to also include the cost of an overhead, profit and building supervision charge of five percent (5%) of the total cost of Tenant’s Extra Work.

5.      COMMENCEMENT DATE AND PAYMENT OF ADDITIONAL PROJECT COSTS.

5.1
Commencement Date.  Tenant shall be liable to Landlord for the payment of Rent and any other payment as set forth in the Lease.  The “Commencement Date” under the Lease shall be five (5) business days after the later of (1) date on which the Improvements and Tenant Improvements are Substantially Completed and (2) May 1, 2008; provided, however, in the event Substantial Completion of the Improvements and any Tenant Improvements is delayed due to Tenant Delays, then for purposes of the payment Rent and any other payment required to be made by Tenant pursuant to the Lease, the Commencement Date shall be that date five (5) business days after the date on which the Improvements would have been Substantially Completed but for the occurrence of such Tenant Delays.  If the Improvements are not Substantially Completed but are partially ready for occupancy, Tenant may, but need not, occupy the portion of the Premises that is ready for occupancy, provided such partial occupancy is permitted by applicable law, and in the event of such partial occupancy (other than occupancy necessary to complete the Tenant Improvements), Tenant shall pay to Landlord pro rata Rent based upon the area of the Premises so occupied by Tenant.  Such obligation to pay Rent on a proportionate basis shall commence on the date on which Tenant first occupies and takes possession of any portion of the Premises, and shall continue through the Commencement Date.  Tenant’s right to so occupy and utilize a portion of the Premises shall nevertheless be subject to Landlord’s reasonable approval, and throughout such partial occupancy, Tenant shall fully cooperate with Landlord to facilitate Landlord’s Substantial Completion of any remaining or outstanding Improvements without any interference.  If Tenant occupies any portion of the Premises prior to Substantial Completion thereof, the provisions of the Lease shall apply to such occupancy or use of the Premises by Tenant, except that the Term of the Lease shall not commence until the Commencement Date.

5.2
Payment of Additional Project Costs.  Landlord and Tenant acknowledge and agree that the annual Base Rent described in Section 2.2 of the Lease is based upon a good faith reasonable estimate of project costs (as evidenced by the Allowances), which amount was determined to be the costs to be incurred by Landlord in completing the Improvements in accordance with the Preliminary Plans and the Construction Contract.  Landlord and Tenant further acknowledge and agree that any Additional Project Costs in excess of the aggregate amount of Allowances shall be the responsibility of Tenant.  Tenant shall pay the amount of such excess when incurred by Landlord pursuant to the terms of this Section 5.2 unless payment is accomplished by charging such amount against the TI Allowance pursuant to Section 1.6 and 2.4 above.  At such time as Landlord may incur, be committed to, or be obligated to pay any Additional Project Costs in excess of the aggregate amount of Allowances, Landlord shall notify Tenant of the nature and amount of such excess.  Tenant shall pay Landlord such amount within ten (10) days after receipt of Landlord’s notice of same or request that such be paid by Landlord from the TI Allowance.  In no event shall Landlord be required to execute any Change Order with Tenant or work order or change order with Contractor approving any work that is the subject of or relating to the applicable Additional Project Costs until Landlord receives payment of the amount due from Tenant or a request that such be paid by charging such amount against the TI Allowance as provided in Section 1.6 and 2.4 above. Tenant’s payment to Landlord of the amount due shall be a condition precedent to Landlord’s obligation to cause to be performed any work in connection with or relating to the Additional Project Costs.  Landlord shall notify Tenant of the amount of the Additional Project Costs which exceed the aggregate amount of Allowances.  To the extent all of the Additional Project Costs are not known as of the Commencement Date, or there are Additional Project Costs that are to be determined or calculated by Landlord, Landlord shall notify Tenant of any such Additional Project Costs within ninety (90) days after final completion of the Improvements. Landlord’s notice may include any Additional Project Costs not previously identified by Landlord (whether or not Landlord paid for the work or expense relating to such Additional Project Costs).  All amounts for Additional Project Costs to be paid by Tenant shall be paid in cash or immediately available funds unless payment is accomplished by charging against the TI Allowance pursuant to Section 1.6 and 2.4 above.

6.
DELIVERY OF POSSESSION; PUNCH LIST; ACCEPTANCE AGREEMENT.  As soon as the Improvements are Substantially Completed, Landlord and Tenant shall together walk through the Premises and inspect all Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Improvements.  After such inspection has been completed, each party shall sign an acceptance agreement in the form attached hereto as Exhibit B-3 (the “Acceptance Agreement”), which shall include by attachment a list of all “punch list” items which the parties agree are to be corrected by Landlord.  As soon as such inspection has been completed and the Acceptance Agreement executed, Landlord shall deliver possession of the Premises to Tenant.  Landlord shall use reasonable best efforts to cause General Contractor to complete and/or repair such “punch list” items within 30 days after executing the Acceptance Agreement.  Landlord shall have no obligation to deliver possession of the Premises to Tenant until such procedures regarding the preparation of a punch list and the execution of the Acceptance Agreement have been completed.  Without limitation on Landlord’s warranty obligations pursuant to Section 7 hereof, Tenant’s taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of the Improvements in such part as is complete and in accordance with the terms of the Lease, except for the punch list items noted in the Acceptance Agreement; provided, however, that early entry by Tenant as permitted in Section 8 below shall not be deemed to be taking of possession for purposes of this Section.

7.
WARRANTY.  Landlord acknowledges that the General Contractor shall provide a warranty to Landlord with respect to the Improvements against any defective workmanship and materials (which shall include any work or materials not in accordance with the Final Project Plans as modified by Change Orders and any additional specifications or project manual which is part of such plans) discovered and brought to Landlord’s attention pursuant to a proper Tenant’s Defect Notice (as hereinafter defined) delivered during a period of not less than one (1) year from the date the Improvements are Substantially Completed (the “Warranty Period”); provided however that to the extent any warranty period provided in Landlord’s General Contract with the General Contractor extends for more than one (1) year, as to any item or component of Improvements, the Warranty Period shall be deemed to be such longer period. Landlord shall cause the General Contractor to assign to Landlord any assignable warranties provided to General Contractor from any third party, and Landlord covenants to diligently enforce such warranties for Tenant’s benefit. During the Warranty Period, Landlord shall, at Landlord’s sole cost and expense, require General Contractor to repair or replace any defective item occasioned by defective workmanship or materials in and with respect to the construction and installation of the Improvements (and specifically excluding any installations by Tenant or any deficiencies in the Improvements created by, through or under Tenant or otherwise through no fault of or defective performance on the part of Landlord or General Contractor), provided that (a) Tenant notifies Landlord, in writing and with reasonable specificity and detail, of the nature and extent of any such alleged defects in the Improvements (“Tenant’s Defect Notice”) and (b) Tenant delivers the Tenant’s Defect Notice to Landlord prior to the expiration of the Warranty Period. Landlord shall also cause Tenant to be named as a third party beneficiary of any and all warranties, including any design warranty ordinarily and customarily contained in the General Contract provided from General Contractor to Landlord under the General Contract.  Landlord or General Contractor shall not be liable to Tenant for damages as a result of such defect, resulting from loss of business by Tenant or other consequential or speculative damages, except to the extent that such consequential damages or loss profits are covered by insurance carried by Landlord or General Contractor as part of such insurance maintained by them in the ordinary course of business, it being agreed that neither Landlord nor General Contractor shall be required to obtain such coverage to the extent not included within the coverage usually and customarily maintained by Landlord and General Contractor, respectively. Notwithstanding anything to the contrary contained herein, in no event shall Landlord or General Contractor be liable for, and the warranty specified above shall not apply to, defects or alleged deficiencies in any materials or workmanship in or concerning the Improvements if and to the extent the defect or deficiency is due to or caused by any Alterations performed by Tenant, installation of Tenant Improvements or the abuse, neglect, negligence or willful or intentional act or omission of Tenant or its agents, employees, representatives, contractors, subcontractors, invitees, successors or assigns, including, without limitation, Tenant’s failure to maintain a HVAC Maintenance Contract.  From and after the expiration of the Warranty Period, (x) neither Landlord nor General Contractor shall have any liability or obligation, of any nature whatsoever, to remedy, replace or correct any alleged defects and deficiencies; and (y) Landlord shall reasonably cooperate with Tenant (but at no out-of-pocket expense to Landlord) in the enforcement by Tenant, at Tenant’s sole cost and expense, of any express warranties or guarantees of workmanship or materials given by any subcontractors, architects, draftsmen, or materialmen engaged by Landlord to supply or complete any of the Improvements, if and to the extent that such guarantees or warranties remain in effect after the expiration of the Warranty Period. In providing a Tenant Defect Notice, Tenant shall be obligated to set forth with reasonable specificity and detail the nature and extent of such defect. Except as otherwise expressly set forth above in this Exhibit B, from and after the earlier of (1) the date Tenant takes partial occupancy and (2) the Commencement Date, Tenant shall have and hold the Premises in an “AS-IS,” “WHERE-IS” condition, without any liability or obligation on the part of Landlord for making any alterations, improvements, repairs or replacements, of any kind, in or about the Premises at any time during the Term of the Lease or any extension or renewal thereof, and Tenant shall maintain the Premises, and all parts thereof, in a good and sufficient state of repair as required under the Lease.  Notwithstanding Tenant’s timely delivery of a Tenant’s Defect Notice, at no time during the Term of the Lease, shall Tenant have any right, of any nature whatsoever, to withhold the timely payment of any Rent due under the Lease, from time to time, as a result of, or due to, or because of, any alleged breaches by Landlord under the Lease or the alleged existence of any defects or deficiencies in the Improvements.  Notwithstanding anything contained herein to the contrary, none of the following items that may occur in the Improvements shall be considered defective items occasioned by defective workmanship or materials required to be repaired by Landlord or General Contractor pursuant to this Section 7:  (i) any chips, scratches or marks on such items as tile, woodwork, mirrors, walls, porcelain, glass (including breakage or cracks) not indicative of or resulting from a structural deficiency, plumbing fixtures, lighting fixtures, or doors not noted in the punch list set forth in the applicable Acceptance Agreement not indicative of or resulting from a structural deficiency; (ii) defects resulting from ordinary wear and tear, misuse or neglect, or failure to provide proper maintenance not indicative of or resulting from a structural deficiency; (iii) cracking or scaling of the concrete flat work (which includes, but is not limited to, sidewalks and floors) and minor cracks in foundation walls, if any, not resulting from infiltration of free water not indicative of or resulting from a structural deficiency; (iv) cracks in walks, driveways, parking lots, floor or fountains due to expanding and contracting of concrete from change in temperature and compacting of the soil on which the concrete is placed not indicative of or resulting from a structural deficiency; (v) the color of the concrete; (vi) shrinkage in structural wood members; and (vii) drywall cracks, nail pops or seems due to drying out and normal expansion and contraction of the wood or masonry to which it has been secured.

8.
TENANT’S ACCESS.  In addition to Landlord’s obligations under Section 3.1, Landlord, in its reasonable discretion, may permit Tenant and Tenant’s agents or independent contractors to enter the Premises prior to the Target Substantial Completion Dates, in order that Tenant may do the Tenant Improvements which are specified in Exhibit B-2 hereto.  Tenant shall give to Landlord not less than five (5) days’ prior written notice requesting access to the Premises, which notice shall contain and/or shall be accompanied by:  (a) a description of the work to be performed by those persons and entities for whom and which such access is being required; (b) the names and addresses of all contractors for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Premises; (c) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (d) copies of all plans and specifications pertaining to the work for which such access is being requested; (e) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; and (f) certificates of insurance naming Landlord as additional insured/loss payee as applicable in form acceptable to Landlord and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with such work.  All of the foregoing shall be subject to Landlord’s written approval, which approval may be withheld in Landlord’s reasonable discretion.  If Landlord permits such prior entry, then such license shall be subject to the condition that (i) Tenant and Tenant’s agents, employees, representatives, invitees, contractors, subcontractors, workmen, mechanics and suppliers shall use commercially reasonable efforts to work in harmony and not interfere with Landlord and its agents and contractors in doing its work in, to, or on the Premises; (ii) Tenant shall maintain, in full force and effect, the insurance policy or policies required under the Lease, and shall use commercially reasonable efforts to cause the General Contractor to be designated as an Additional Insured with respect to the Improvements; and (iii) Tenant shall pay for any utilities required solely by Tenant in connection with Tenant’s early access to the Premises.  If at any time such entry or occupancy shall cause or threaten to cause such disharmony or interference, Landlord, in Landlord’s reasonable discretion, shall have the right to withdraw and cancel such license upon 24 hours’ prior written notice to Tenant.  Tenant agrees that any such entry into and occupancy of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Rent.  Tenant further agrees that to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s work and installations made in the Premises (including, without limitation, any Tenant Improvements) or loss or damage to property placed therein prior to the Target Substantial Completion Date, the same being at Tenant’s sole risk, unless such occurrence is due to Landlord’s, General Contractor’s or Agent’s negligence or willful misconduct.  Tenant hereby indemnifies, defends and holds harmless Landlord from and against all Losses which may be brought or made against Landlord or a Landlord Indemnified Party, or which Landlord or a Landlord Indemnified Party may pay or incur, by reason of the Tenant’s early access to the Premises pursuant to this Section 8 or due to Tenant Improvements.  Notwithstanding any of the foregoing to the contrary, it is acknowledged and agreed that Tenant shall have the right to enter the Premises on the Target Substantial Completion Date for commencement of Tenant Improvements as set forth in Section 3.1 and each day thereafter  in accordance with Section 3.1 to complete the Tenant Improvements, provided that (i) Tenant and Tenant’s agents, employees, representatives, invitees, contractors, subcontractors, workmen, mechanics and suppliers shall use commercially reasonable efforts to work in harmony with Landlord and its agents and contractors in doing its work in, to, or on the Premises; and (ii) Tenant shall maintain, in full force and effect, the insurance policy or policies required under the Lease, and shall use commercially reasonable efforts to cause the General Contractor to be designated as an Additional Insured.

9.
AUTHORIZED REPRESENTATIVES.  Tenant hereby appoints Debbie Long as its duly authorized representative to review and approve the Working Drawings and the Final Project Plans, so as not to unreasonably delay completion of the Improvements.  Tenant hereby represents and warrants to Landlord that said authorized representative has authority to approve the Final Project Plans, as well as the authority to approve modifications to the Working Drawings.  When Landlord requests Tenant to specify details or layouts, Tenant shall promptly do so, subject to the provisions of the Final Project Plans, so as not to delay completion of the Improvements.  Landlord acknowledges and agrees that no less frequently than once a month, Landlord shall allow the Tenant’s Representative to meet with (or attend appropriate meetings with) Landlord and General Contractor or its representative (a) discuss the status of the Improvements and work completed to date, and (b) provide written updates to the Allowances (with such updates to be detailed by line-item category and include estimates of remaining costs), and the construction schedule.

10.
NOTICES DURING CONSTRUCTION.  Notwithstanding any notice provision in the Lease, any notice required to be given by either party pursuant to this Exhibit B, shall be in writing and, shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, or sent by confirmed facsimile, addressed to the other party at the addresses set forth below (or to such other addresses as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:                                       First Industrial Investment, Inc.
311 South Wacker Drive, Suite 4000
Chicago, IL  60606
Attn.:  Executive Vice President - Development

At all times with a copy to:                 First Industrial Investment, Inc.
                        1420 Donelson Road
                        Suite B17
                        Nashville, TN 37217
Attn.:  Steve Preston

If to Tenant:                                          CHD Meridian Healthcare, LLC
40 Burton Hills Blvd., Suite 200
Nashville, Tennessee 37215
Attn: Debbie Long, Director of Procurement

At all times with a copy to:                 CHD Meridian Healthcare, LLC
4 Hillman Drive, Suite 130
Chadds Ford, Pennsylvania 19317
Attn: General Counsel